 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2008

OmniReliant Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51599	54-2153837
(State or Other Jurisdiction	(Commission File	I.R.S. Employer
of Incorporation)	Number)	Identification Number)

4218 West Linebaugh Ave.
Tampa, FL 33624
(Address of principal executive offices) (zip code)

(813) 885-5998
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As illustrated below, between November 2006 and October 2007, OmniReliant Holdings, Inc. (the “Company”) completed private placements with certain investors in which the Company issued convertible securities along with stock purchase warrants.

Transaction Date	Secured Convertible Debentures Sold	Interest Rate	Conversion Price	Warrants
November 22, 2006	$3,000,000	10%	$1.00	6,900,000
May 25, 2007	$600,000	10%	$1.25	1,008,000
October 18, 2007	$6,400,000	None	$0.75	19,626,667

Management of the Company conducted an analysis of the Company’s various financial instruments and agreements involving the convertible preferred stock accompanied by warrants, with a particular focus on the accounting treatment of derivative financial instruments under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”), Statement of Financial Accounting Standards No. 150, Accounting for Financial Instruments with Characteristics of Both Debt and Equity (“SFAS 150”), the Emerging Issues Task Force Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock (“EITF 00-19”), and FASB Staff Position No. EITF 00-19-2, “Accounting for Registration Payment Arrangements” (“FSP No. EITF 00-19-2”), (collectively, the “Derivative Accounting Pronouncements”).

Historically, the Company accounted for preferred stock and derivatives instruments as components of equity in the financials for the periods ended December 31, 2006 and March 31, 2007. For the year ended June 30, 2007 and the quarter ended September 30, 2007 the Company accounted for the preferred stock and derivative instruments as liabilities valued at fair market value. For the quarter ended December 31, 2007 the Company accounted for the exchange of Series A and B Preferred (at fair value) for Series C Preferred (at cost) as an extinguishment and recognized a gain. In accordance with the generally accepted accounting principles listed above the Company has determined the Preferred stock should have been classified outside of stockholders’ equity in the mezzanine section and valued at the face/stated value, the investor warrants should have been classified in the liability section and valued at fair value, and the broker dealer warrants in should have been classified in equity section and valued on a relative fair value basis at December 31, 2006 and March 31, 2007. For the year ended June 30, 2007 and quarter ended September 30, 2007 the Company properly classified the Preferred Stock and warrants as liabilities but failed to identify certain derivative characteristics contained in the investor warrants which were not included in the broker dealer warrants, the “tainting” of certain broker dealer warrants, and the proper allocation of deferred finance costs as a result of these classification changes. As a result the valuation of the securities will be modified to incorporate these changes. For the period ended December 31, 2007 the Company recalculated the exchange using fair market value for both securities and determined a loss occurred on the extinguishment.

In addition, the Company has changed it’s method of accounting for it’s investment in ResponzeTV to the equity method of accounting as a result of the SEC review. Management conducted an analysis of our ownership in ResponzeTV and determined the Company’s direct ownership in combination with the ownership and positions held by certain members of the board of directors gave rise to the ability of the Company to exercise significant influence over the operating and financial policies of ResponzeTV. In assessing the applicability of Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock (“APB 18”) we determined the significant influence over ResponzeTV’s operating and financial policies required adoption of the equity method of accounting for our investment.

Previously, we had accounted for our investment in ResponzeTV as an available-for-sale security in accordance with SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities”. Available for sale securities are reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders’ equity as “Other Comprehensive Income.” In accordance with Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock (“APB 18”), the carrying value of the investment is initially recorded at cost with subsequent adjustments to recognize the investor's share of the earnings or losses. The adjustments are included in the determination of net income as “other income”.

Additionally, in response to the SEC review the Company has changed the method used to account for the exchange of KHL Holdings, Inc. and ResponzeTV stock. Initially, the Company accounted for the transaction as an exchange with no gain or loss recognized. After further review the Company has determined the transaction is a revenue arrangement with the consideration received being accounted for as deferred revenue and amortized into income as earned.

On June 20, 2008, as a result of this analysis, management, along with Company’s Board of Directors, concluded that it was necessary to restate its previously filed financial statements in the annual report for the year ended June 30, 2007 filed on Form 10-KSB, together with the quarterly reports on Form 10-QSB for the quarters ending December 31, 2006, March 31, 2007, September 30, 2007, and December 31, 2007 (collectively, the “Reports”). The need to restate the Company’s financial statements is primarily due to the incorrect application of the above generally accepted accounting principles. The restatements are required to properly reflect the Company’s financial results. As a result, such financial statements included within the Reports noted above should no longer be relied upon.

The Company intends to diligently work with its professional advisors to file restated Reports that will be included in amended Form 10-KSB and Form 10-QSB filings, which the Company anticipates to file in the near future.

On June 26, 2008, the Company provided KBL, LLP, with a copy of the disclosures it is making in response to Item 4.02 on this Form 8-K, and has requested that KBL, LLP, furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements as promptly as possible. Such letter is filed herewith as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

16.1	Letter from KBL, LLP, dated as of June 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniReliant Holdings, Inc.

Dated: June 26, 2008	By:	/s/ Paul Morrison
Name: Paul Morrison
Title: Chief Executive Officer